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                                 EXHIBIT 99(a)
                  WELLS FARGO & COMPANY AND SUBSIDIARIES
         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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
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                                                                                     Quarter                        Nine months
                                                                              ended Sept. 30,                    ended Sept. 30,
                                                                      ----------------------           ------------------------
(in millions)                                                             2001          2000                  2001         2000
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
EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
    Income before income tax expense                                    $1,842        $1,381              $3,590        $ 4,714
    Fixed charges                                                        1,650         2,131               5,596          5,819
                                                                        ------        ------              ------        -------
                                                                        $3,492        $3,512              $9,186        $10,533
                                                                        ======        ======              ======        =======


Fixed charges (1):
    Interest expense                                                    $1,615        $2,095              $5,484        $ 5,720
    Estimated interest component of net rental expense                      35            36                 112             99
                                                                        ------        ------              ------        -------
                                                                        $1,650        $2,131              $5,596        $ 5,819
                                                                        ======        ======              ======        =======


Ratio of earnings to fixed charges (2)                                    2.12          1.65                1.64           1.81
                                                                        ======        ======              ======        =======

EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
    Income before income tax expense                                    $1,842        $1,381              $3,590        $ 4,714
    Fixed charges                                                          805         1,038               2,647          2,864
                                                                        ------        ------              ------        -------
                                                                        $2,647        $2,419              $6,237        $ 7,578
                                                                        ======        ======              ======        =======


Fixed charges:
    Interest expense                                                    $1,615        $2,095              $5,484        $ 5,720
    Less interest on deposits                                              845         1,093               2,949          2,955
    Estimated interest component of net rental expense                      35            36                 112             99
                                                                        ------        ------              ------        -------
                                                                        $  805        $1,038              $2,647        $ 2,864
                                                                        ======        ======              ======        =======


Ratio of earnings to fixed charges (2)                                    3.29          2.33                2.36           2.65
                                                                        ======        ======              ======        =======
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(1)  As defined in Item 503(d) of Regulation S-K.
(2)  These computations are included herein in compliance with Securities and
     Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.